UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34106 (Commission File Number)	11-3820796 (I.R.S. Employer Identification No.)

9711 Washingtonian Boulevard, #550

Gaithersburg, MD 20850

(Address of principal executive offices) (zip code)

(908) 758-3787 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Change in Registrant’s Certifying Accountant.

RealBiz Media Group, Inc. (the “Company”) received a letter from D’Arelli Pruzansky, P.A. (“D’Arelli”), its independent registered public accounting firm, notifying the Company that effective May 26, 2017, D’Arelli had merged (the “Merger”) with Assurance Dimensions, Inc. (“Assurance”). As a result of the Merger, D’Arelli resigned as the Company’s independent registered public accounting firm on May 26, 2017.

On May 26, 2017 (the “Engagement Date”), the Company engaged Assurance as its independent registered public accounting firm. The Company’s Board of Directors approved the resignation of D’Arelli and the appointment of Assurance as its independent registered public accounting firm effective as of May 26, 2017.

D’Arelli’s report on our financial statements for the fiscal years ended October 31, 2016 and October 31, 2015, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. D’Arelli’s reports on our financial statements for the fiscal years ended October 31, 2016 and October 31, 2015, however, contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has an accumulated deficit.

During the fiscal years ended October 31, 2016 and October 31, 2015, we have had no disagreements with D’Arelli, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D’Arelli, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During the fiscal years ended October 31, 2016 and October 31, 2015, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission.

Prior to Assurance’s engagement, during the two most recent fiscal years and through the Engagement Date, neither the Company, nor anyone on its behalf, consulted with Assurance in regard to (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any other matters that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K. Further, there was no written report or oral advice provided by the Company or anyone on the Company’s behalf to Assurance prior to Assurance’s engagement by the Company.

The Company provided D’Arelli with a copy of this disclosure set forth under this Item 4.01 and requested that D’Arelli furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter is filed concurrently herewith as Exhibit 16.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2017, Mark Lucky, the Company’s Chief Financial Officer, advised the Company that he is resigning from his position as Chief Financial Officer effective as of May 15, 2017. Mr. Lucky’s decision to resign did not result from any disagreement with the Company, the Company’s management or the Board of Directors.

Effective as of May 15, 2017, the Company’s Board of Directors appointed Anshu Bhatnagar, the Company’s President and Chief Executive Officer, as the Company’s interim Chief Financial Officer while the Company conducts a search for a permanent Chief Financial Officer.

There are no understandings or arrangements between Mr. Bhatnagar and any other person pursuant to which Mr. Bhatnagar was appointed as interim Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

16.1	Letter from D’Arelli Pruzansky, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REALBIZ MEDIA GROUP, INC.

Date: June 6, 2017	By:	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer